Location/Identification

MINFILE Number: 082FNW140

Name(s): **SLOCAN PRINCE (L.582)**

BLACK PRINCE (L.584), TWO FRIENDS (L.1020), BANK OF ENGLAND (L.2214), MOONRAKER (L.8939), MONTREAL (L.3328), MOEN, EARLY

Status: Past Producer

Mining Method: Underground

Regions: British Columbia

BCGS Map: 082F074

NTS Map: 082F14W

Latitude: 49 46 42 N

Longitude: 117 19 52 W

Elevation: 1980 metres

Location Accuracy: Within 500M

Mining Division: Slocan

Electoral District: Nelson-Creston

Forest District: Arrow Boundary Forest District

UTM Zone: 11 (NAD 83)

Northing: 5514038

Easting: 476161

Comments: The Slocan Prince property, comprising the Slocan Prince (Lot 582), Two Friends (Lot 1020), Black Prince (Lot 584), Bank of England (Lot 2214) and Moonraker (Lot 8939) Crown granted claims and fractions, is situated at the head of Crusader Creek, 10 kilometres east of Slocan. Access to the property from the Slocan highway is via the Lemon Creek and Crusader Creek roads.

Mineral Occurrence

Commodities: Silver, Lead, Zinc, Gold, Copper

Minerals

Significant: Galena, Silver, Sphalerite, Tetrahedrite, Pyrite

Associated: Quartz, Calcite, Siderite

Mineralization Age: Unknown

Deposit

Character: Vein, Stockwork, Disseminated

Classification: Epigenetic, Hydrothermal, Mesothermal

Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au

Shape: Irregular **Modifier:** Faulted, Fractured

Dimension: 450x2x0 metres **Strike/Dip:** 065/80N

Comments: North lode; South lode is 120 by 6 metres, striking 020 to 030 and dipping 60 degrees northwest.

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Middle Jurassic	-----	-----	Nelson Intrusions

Isotopic Age	Dating Method	Material Dated
165 - 169 Ma	Zircon	Zircon

Lithology: K-Feldspar Porphyritic Granite

Geological Setting

Tectonic Belt: Omineca

Terrane: Quesnel

Physiographic Area: Selkirk Mountains

Metamorphic Type: Regional

Grade: Greenschist

Relationship: Pre-mineralization

Inventory

Ore Zone: VEIN

Category: Assay/analysis

Year: 1987

Report On: N

NI 43-101: N

Sample Type: Grab

Commodity	Grade
Silver	3100.0000 grams per tonne
Gold	0.1100 grams per tonne
Copper	0.1100 per cent
Lead	0.8200 per cent
Zinc	10.4000 per cent

Comments: Grab sample MA-302.

Reference: Open File 1988-11.

Summary Production

		Metric		Imperial	
	Mined:	1,906	tonnes	2,101	tons
	Milled:	0	tonnes	0	tons
Recovery	Silver	7,045,304	grams	226,512	ounces
	Lead	128,782	kilograms	283,916	pounds
	Zinc	11,852	kilograms	26,129	pounds

Capsule Geology

The Slocan Prince property, comprising the Slocan Prince (Lot 582), Two Friends (Lot 1020), Black Prince (Lot 584), Bank of England (Lot 2214) and Moonraker (Lot 8939) Crown granted claims and fractions, is situated at the head of Crusader Creek, 10 kilometres east of Slocan. Access to the property from the Slocan highway is via the Lemon Creek and Crusader Creek roads.

This property was among the first staked in the Slocan City mining division and much work was done on it prior to 1900. The first production recorded was in 1896 from the Two Friends claim and this consisted of 36 tonnes of ore averaging 10,000 grams per tonne silver and 50 per cent lead. The Slocan Prince and Black Prince had greater output, especially in the years 1901, 1905 and 1906 when ore shipments from these claims ranged to several hundred tonnes. Total ore production from the property up to 1970, amounts to 1906 tonnes containing 7,045,304 grams of silver, 128,781 kilograms of lead and 11,852 kilograms of zinc.

The property is underlain by coarse-grained, porphyritic phases of the Nelson batholith. Granite and monzonite are the most common rock but locally more basic phases of this intrusion are present. These granitic rocks are traversed by a few acid and basic dikes and many faults and shear zones, along which mineralization has occurred.

The workings comprise seven or more crosscut adits driven northerly to northwesterly and distributed from west to east across the claim group. The workings develop, principally, two fissure- vein systems referred to as the North and South lodes. The North lode outcrops on both the Bank of England and the Two Friends claims and has been traced for about 450 metres in an easterly direction, almost parallel with the north and south boundaries of these claims. The north lode is intercepted by two adits on the Bank of England claim and, farther east, by two or three adits on the Two Friends claim. The lode strikes 060 to 070 degrees and dips steeply northwest. In the Bank of England workings, the mineralization is about 0.5 metre wide, nearly continuous for about a hundred metres, and consists of quartz with some calcite carrying galena, sphalerite and probably high-grade silver minerals. The lode intersects and slightly displaces a small basic dike. The Two Friends adits are situated about 135 metres to the east of the Bank of England workings by the west boundary of the claim. These adits are crosscuts to the North lode that is 1 to 3 metres wide, containing a well defined galena-sphalerite rich ore body, varying in width from a narrow streak to 35 centimetres.

The South lode is exposed in the workings on the easterly claims of the group. A crosscut adit driven 130 metres on the Slocan Prince claim intercepts this lode which strikes 020 to 030 degrees and dips 60 degrees northwest. The lode, which is about 6 metres wide, has been drifted on for more than 120 metres. The ore occurs on both walls, but mainly along the footwall. A second adit on Black Prince ground is a crosscut for 39 metres, beyond which it follows the lode for about 120 metres. The lode is a strongly crushed zone as much as 10 metres wide. Abundant quartz partly cements and replaces the crushed rock and forms veins in places. Ore minerals occur both as disseminations and concentrations included in and associated with quartz, some siderite, and a little calcite. They comprise argentiferous galena, sphalerite, tetrahedrite, pyrite, some native silver and possibly other

silver-rich minerals. No appreciable gold occurs in the ore.

In 1994, Pacific Golden Spike Resources Ltd. conducted drilling and sampling.

Bibliography

EMPR AR 1896-37,47,71; 1897-535; 1898-1076,1188; 1899-599,689; 1900-829; 1901-1027; 1902-150,302; 1903-138,241,243; 1904-166,203; 1905-162,250,253; 1906-146,248; 1911-154; 1912-150,323; 1913-127; 1914-289; 1915-132,445; 1916-198,516; 1917-190,448; 1918-171; 1919-127,155; 1920-146; 1921-142; 1922-203; 1928-297; 1929-285; 1951-39; 1961-A50; 1962-A50,84; 1970-A55

EMPR ASS RPT 18966, 23054

EMPR BC METAL MM01410

EMPR EXPL 1994-59

EMPR FIELDWORK 1987, pp. 31-48,535-541

EMPR GEM 1970-447

EMPR INDEX 3-189,214; 4-125

EMPR OF 1988-11

EMPR P 1989-5

EMPR PF (Map of Veins and Workings (circa 1920's); Taylor, D.P. (1992): Geological Report on the Black Prince Group of Claims for Pacific Golden Spike Resources Ltd.)

GSC MAP *272A; 1091A

GSC MEM *184, p. 187; 308, p. 149

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1997/07/22	**Revised By:**	B. Neil Church(BNC)	**Field Check:**	Y